Exhibit 32(c)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR LOUISVILLE GAS AND ELECTRIC COMPANY'S FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2026

    In connection with the quarterly report on Form 10-Q of Louisville Gas and Electric Company (the "Company") for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, John R. Crockett III, the Principal Executive Officer of the Company, and Marlene C. Beers, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 6, 2026	/s/ John R. Crockett III
John R. Crockett III
President
(Principal Executive Officer)
Louisville Gas and Electric Company

/s/ Marlene C. Beers
Marlene C. Beers
Vice President and Controller
(Principal Accounting and Financial Officer)
Louisville Gas and Electric Company

    A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.